Media Contact: Doug Fitzgerald, Executive Vice President Communications Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com

Investor Contact: Dan Leib, Senior Vice President, Treasurer Tel: 312-326-7710 E-mail: dan.leib@rrd.com

RR DONNELLEY TO MOVE STOCK LISTING TO THE NASDAQ GLOBAL SELECT MARKET

Ticker Symbol To Remain RRD

CHICAGO - July 23, 2009 - R.R. Donnelley & Sons Company (NYSE: RRD) announced today that it will voluntarily transfer its stock exchange listing in the U.S. from The New York Stock Exchange to The NASDAQ Global Select Market effective August 5, 2009. The company's stock will continue to trade under the symbol RRD.

"NASDAQ's reputation as the leading exchange for companies launching technology solutions is consistent with RR Donnelley's leadership in developing variable digital imaging capabilities and offering content management and transaction services through XBRL filing resources, Virtual Data Rooms, and other innovations," said Thomas J. Quinlan III, RR Donnelley's President and Chief Executive Officer. "Our view is that the NASDAQ will provide our shareholders with access to the most advanced technologies and the most cost effective services available. These are the same qualities that RR Donnelley strives to bring to our customers every day as we help them communicate across both print and on-line channels."

"RR Donnelley is a globally recognized company whose products and services enhance communications and enable business processes for leading organizations throughout the world. Their innovations are helping to expand the boundaries of an industry," said Bob Greifeld, Chief Executive Officer of The NASDAQ OMX Group. "We are proud to welcome them to NASDAQ."

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world's premier full-service provider of print and related services, including business process outsourcing. Founded more than 144 years ago, the company provides products and solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley's scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions.

For more information, and for RR Donnelley's Corporate Social Responsibility Report, visit the company's web site at http://www.rrdonnelley.com.

Use of Forward-Looking Statements
This news release may contain "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley's filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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